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                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


                                  FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934


                       Date of Report: August 27, 1997


                            WESTVACO CORPORATION
           (Exact name of registrant as specified in its charter)


     DELAWARE                    1-3013                 13-1466285
  (State or other              (Commission          (I.R.S. Employer
   jurisdiction                 File Number)         Identification No.)
   of incorporation)


              299 PARK AVENUE, NEW YORK, NEW YORK           10171
           (Address of principal executive offices)       (Zip Code)


  Registrant's telephone number, including area code (212) 688-5000



  ITEM 5.  OTHER EVENTS

    On August 26, 1997, the company announced that its Board of Directors had authorized the periodic repurchase of the company's common stock to satisfy issuances under employee stock option plans. In recent years, annual stock option related activity has averaged approximately 900,000 shares, less than one percent of Westvaco's 102 million shares of outstanding common stock.


                           SIGNATURE

    Pursuant to the requirements of the Securities Exchange
  Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  WESTVACO CORPORATION


                                  By

                                  John W. Hetherington
                                  Vice President and Secretary

    August 27, 1997